UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 3, 2006
Global Traffic Network, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51838	33-1117834

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Second Avenue, 5th Floor, New York, New York		10017

(Address of principal executive offices)		(Zip Code)
(212) 896-1255
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.
     The discussion set forth in Item 5.02 below is incorporated into this Item 1.01 by this reference
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On May 3, 2006, the Company entered into an employment arrangement with Ivan N. Shulman that will become effective on May 8, 2006, pursuant to which Mr. Shulman will serve as Executive Vice President and Director of International Sales. Under his employment arrangement, the Company has agreed to pay Mr. Shulman an initial annualized base salary of $250,000 during his first year of employment, with a $50,000 increase in base salary in each of the following two years. Mr. Shulman will also be eligible to receive bonus compensation from time to time as determined by the Board. In addition, Mr. Shulman will be granted an option to purchase 50,000 shares of the Company’s common stock at an exercise price equal to the fair market value of the Company’s common stock on the date of grant, which will coincide with the commencement of his employment on May 8, 2006. The option will vest in three equal annual installments commencing on the one-year anniversary of the date of grant. Mr. Shulman will be entitled to receive additional 50,000 stock option grants having substantially the same terms on May 8, 2007 and May 8, 2008, provided that he remains an employee of the Company on such dates.
     Although Mr. Shulman’s employment is not governed by a written employment agreement and has no definite term, he will be subject to an agreement that contains standard provisions regarding protection of the Company’s confidential information and prohibits Mr. Shulman from directly or indirectly engaging in the following actions during the period he is employed by the Company and continuing for one year following the termination of such employment, without the Company’s prior express written consent:
•	providing services to any of the Company’s competitors anywhere outside of the United States similar to those provided to the Company during his employment with the Company;

•	soliciting or attempting to induce any of the Company’s customers, suppliers, licensees, licensors or other business relations to cease doing business with the Company; or

•	soliciting or attempting to induce any of the Company’s employees to leave the Company’s employ, or to work for, render services or provide advice to or supply the Company’s confidential business information or trade secrets to any third person or entity.
     In connection with the commencement of his employment with the Company, Mr. Shulman, who currently serves on the Company’s Board of Directors, will resign as director of the Company effective May 8, 2006.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
   Press Release, dated May 5, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Traffic Network, Inc.
Date: May 8, 2006	By:	/s/ Scott E. Cody
Scott E. Cody, Chief Operating Officer and
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated May 5, 2006.